UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 25, 2022

Codiak BioSciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39615	47-4926530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

(Address of principal executive offices and zip code)

(617) 949-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CDAK	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.	Costs Associated with Exit or Disposal Activities.

On August 25, 2022, the board of directors (the “Board”) of Codiak BioSciences, Inc. (the “Company”) approved a reprioritization of the Company’s clinical and research initiatives and a restructuring of operations and corresponding reduction in workforce, designed to reduce costs and reallocate resources while maintaining the personnel needed to support the Company’s key programs and refocused pipeline (the “Restructuring”). The Restructuring would reduce the Company’s workforce by 37%, with the reductions in personnel expected to be completed by September 13, 2022. The Company expects to provide severance payments, adjustments to equity compensation grants and continuation of group health insurance coverage for a specified period to the affected employees. The Company also plans to enter into retention arrangements with certain employees who are expected to remain with the Company. The Company estimates that it will incur approximately $1,200,000 of costs in connection with the reduction in workforce related to severance pay and other related termination benefits. The costs related to the Restructuring are subject to a number of assumptions, and actual results may differ materially. The Company may also incur other charges or cash expenditures not currently contemplated due to events that may occur as a result of, or associated with, the Restructuring.

Item 8.01.	Other Events.

On August 30, 2022, the Company issued a press release announcing the Restructuring. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This report, including the exhibits hereto, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among other things, statements regarding the expected cost-savings from the Restructuring and the expecting timing for incurring costs associated with the Restructuring, and the expected timing of implementing and completing the Restructuring. Any forward-looking statements in this report, including the exhibits hereto, are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including, but not limited to, the risk that the Company may not be able to implement the Restructuring as currently anticipated or within the timing currently anticipated, the impact of the workforce reduction on the Company’s business, the risk that the Company’s cost saving initiatives may not be successful, unanticipated difficulties with preserving capital, unanticipated difficulties in terminating certain contracts and arrangements, and unanticipated charges not currently contemplated that may occur as a result of the Restructuring. For a discussion of these risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and in subsequent filings with the Securities and Exchange Commission (“SEC”), as well as discussions of potential risks, uncertainties and other important factors in the Company’s subsequent filings with the SEC. All information in this report, including the exhibits hereto, is current as of the date of this report, and the Company undertakes no duty to update this information unless required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release, dated August 30, 2022, issued by Codiak BioSciences, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2022	Codiak BioSciences, Inc.

	By:	/s/ Douglas E. Williams
	Name:	Douglas E. Williams, Ph.D.
	Title:	Chief Executive Officer and President